SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               -------------


                                  FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                      March 12, 2001 (March 12, 2001)
              Date of Report (Date of earliest event reported)


                            CENDANT CORPORATION
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


      DELAWARE                         1-10308               06-0918165
      ----------                       ---------             ------------
(State or Other Jurisdiction of      (Commission           (IRS Employer
Incorporation or Organization)       File Number)          Identification No.)


                9 WEST 57TH STREET NEW YORK, NEW YORK      10019
            (Address of principal executive offices)     (zip code)


                               (212) 314-1800
             Registrant's telephone number, including area code


                               NOT APPLICABLE
    (Former name, former address and former fiscal year, if applicable)



ITEM 5.        OTHER EVENTS.

               Free cash flow is another measure used by management to evaluate liquidity and financial condition. Free cash flow represents cash available for the repayment of debt and other corporate purposes such as stock repurchases, acquisitions and investments. Such measure of performance may not be comparable to similarly titled measures used by other companies and is not a measurement recognized under generally accepted accounting principles. Therefore, free cash flow should not be construed as a substitute for income or cash flow from continuing operations in measuring operating results or liquidity. A Consolidated Schedule of Free Cash Flow for the years ended December 31, 2000 and 1999 is attached hereto as Exhibit 99.1, which is incorporated herein by reference in its entirety, and should be read in conjunction with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with generally accepted accounting principles and filed with the Securities and Exchange Commission within the Company's earnings release of full year results filed on Form 8-K on February 8, 2001, the Company's Form 10-Q for the quarterly period ended September 30, 2000 filed on November 14, 2000 and the Company's restated audited consolidated financial statements at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and restated management's discussion and analysis of results of operations both filed on Form 8-K/A on January 19, 2001.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

(c)      Exhibits.

No.            Description
---            -----------

99.1 Consolidated Schedule of Free Cash Flow for the years ended December 31, 2000 and 1999.


                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CENDANT CORPORATION


                                            By:    /s/ John T. McClain
                                                ----------------------------
                                            Name:  John T. McClain
                                            Title: Senior Vice President,
                                                   Finance and Corporate
                                                   Controller

Dated: March 12, 2001


                               EXHIBIT INDEX


Exhibit No.       Description
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99.1              Consolidated Schedule of Free Cash Flow for the years
                  ended December 31, 2000 and 1999.